EXHIBIT A
Fidelity Financial Corporation of Michigan
and Subsidiary
Consolidated Financial Report
December 31, 2006

Fidelity Financial Corporation of Michigan and Subsidiary

Contents
Report Letter	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Income	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-22

Independent Auditor’s Report
To the Board of Directors
Fidelity Financial Corporation of
     Michigan and Subsidiary
We have audited the accompanying consolidated balance sheet of Fidelity Financial Corporation of Michigan and Subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fidelity Financial Corporation of Michigan and Subsidiary at December 31, 2006 and 2005 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
January 9, 2007

Fidelity Financial Corporation of Michigan and Subsidiary
Consolidated Balance Sheet
(in thousands, except per share data)

	December 31,	December 31,
	2006	2005
Assets
Cash and due from banks	$6,229	$7,838
Federal funds sold	7,862	24,310

Total cash and cash equivalents	14,091	32,148
Investment securities — Available for sale (Note 2)	20,934	25,217
Federal Home Loan Bank stock	639	868
Loans held for sale	—	582
Loans — Net (Note 3)	177,849	183,087
Premises and equipment (Note 4)	4,712	3,761
Accrued interest receivable	1,244	1,163
Other assets	950	1,437

Total assets	$220,419	$248,263

Liabilities and Stockholders’ Equity

Liabilities
Deposits:
Noninterest-bearing	$46,006	$55,208
Interest-bearing (Note 5)	141,541	158,913

Total deposits	187,547	214,121
Borrowings (Note 6)	1,767	3,377
Accrued interest payable	337	230
Accrued and other liabilities	1,962	1,583

Total liabilities	191,613	219,311

Stockholders’ Equity (Notes 10 and 11)
Common stock — $1 par value:
Authorized - 1,812,500 shares at December 31, 2006 and 2005
Issued and outstanding - 1,713,948 and 1,713,346 shares at December 31, 2006 and 2005, respectively	1,714	1,713
Additional paid-in capital	2,505	2,607
Retained earnings	24,689	24,719
Accumulated other comprehensive loss	(102)	(87)

Total stockholders’ equity	28,806	28,952

Total liabilities and stockholders’ equity	$220,419	$248,263

Fidelity Financial Corporation of Michigan and Subsidiary
Consolidated Statement of Income
(in thousands, except per share data)

	Year Ended
	December 31,	December 31,
	2006	2005
Interest Income
Loans — Including fees	$14,425	$13,329
Debt securities:
Taxable	820	440
Tax-exempt	342	366
Federal funds sold	509	821

Total interest income	16,096	14,956

Interest Expense
Deposits	4,690	3,131
Borrowings (Note 6)	150	308

Total interest expense	4,840	3,439

Net Interest Income	11,256	11,517

Provision for Loan Losses (Note 3)	400	120

Net Interest Income After Provision for Loan Losses	10,856	11,397

Noninterest Income

Customer service fees	725	854
Gain on sale of mortgage loans	141	789
Other	348	162

Total noninterest income	1,214	1,805

Noninterest Expense
Salaries and employee benefits (Note 7)	4,617	5,005
Occupancy (Note 4)	674	608
Other general and administrative	2,332	1,974

Total noninterest expenses	7,623	7,587

Net Income	$4,447	$5,615

Net Income per Share	$2.58	$3.28

Fidelity Financial Corporation of Michigan and Subsidiary
Consolidated Statement of Changes in Stockholders’ Equity
(in thousands)

				Accumulated
				Other
	Common	Additional	Retained	Comprehensive
	Stock	Paid-in Capital	Earnings	Income (Loss)	Total
Balance - January 1, 2005	$1,696	$2,456	$23,559	$225	$27,936

Comprehensive income:
Net income	—	—	5,615	—	5,615
Unrealized loss on securities	—	—	—	(312)	(312)

Total comprehensive income					5,303
Issuance of common stock	17	151	—	—	168
Cash distributions declared	—	—	(4,455)	—	(4,455)

Balance - December 31, 2005	1,713	2,607	24,719	(87)	28,952
Comprehensive income:
Net income	—	—	4,447	—	4,447
Unrealized loss on securities	—	—	—	(15)	(15)

Total comprehensive income					4,432

Issuance of common stock	17	150	—	—	167
Redemption of common stock	(16)	(252)	—	—	(268)
Cash distributions declared	—	—	(4,477)	—	(4,477)

Balance - December 31, 2006	$1,714	$2,505	$24,689	$(102)	$28,806

Fidelity Financial Corporation of Michigan and Subsidiary
Consolidated Statement of Cash Flows
(in thousands)

	Year Ended
	December 31,	December 31,
	2006	2005
Cash Flows from Operating Activities
Net income	$4,447	$5,615
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	450	436
Provision for loan losses	400	120
Accretion of bond discount	(151)	(81)
Amortization of bond premium	56	63
Stock dividends	—	(18)
Loss (gain) on sale of fixed assets	3	(3)
Loss on sale of foreclosed assets	30	249
Net change in:
Other assets	161	5
Interest receivable	(81)	(290)
Other liabilities	379	(49)
Interest payable	107	78

Net cash provided by operating activities	5,801	6,125

Cash Flows from Investing Activities
Activity in available-for-sale securities:
Maturities, prepayments, and calls	20,639	11,738
Purchases	(16,047)	(21,087)
Net decrease in loans held for sale	582	856
Net decrease in loans	4,213	11,113
Proceeds from sales of foreclosed assets	921	885
Proceeds from sales of fixed assets	12	16
Additions to premises and equipment	(1,416)	(1,556)

Net cash provided by investing activities	8,904	1,965
Cash Flows from Financing Activities
Net (decrease) increase in deposits	(26,574)	10,904
Net repayments on borrowings	(1,610)	(4,537)
Proceeds from issuance of common stock	167	168
Repurchase of common stock	(268)	—
Distributions paid	(4,477)	(4,444)

Net cash (used in) provided by financing activities	(32,762)	2,091

Net (Decrease) Increase in Cash and Cash Equivalents	(18,057)	10,181

Cash and Cash Equivalents - Beginning of year	32,148	21,967

Cash and Cash Equivalents - End of year	$14,091	$32,148

Supplemental Cash Flow Information
Cash paid for interest	$4,733	$3,361
Loans transferred to foreclosed assets	625	425

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 1 — Nature of Business and Significant Accounting Policies
Basis of Presentation and Consolidation - The consolidated financial statements as of and for the year ended December 31, 2006 include the accounts of Fidelity Financial Corporation of Michigan (the “Corporation”) and its wholly owned subsidiary, Fidelity Bank (the “Bank”). All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements as of and for the year ended December 31, 2005 also include the accounts of the Bank’s wholly owned subsidiary, Amerifund Mortgage, LLC. During 2006, the Bank ceased all mortgage company operations and the subsidiary was dissolved.
Nature of Operations - Fidelity Bank is a state-chartered commercial bank and a member of the Federal Home Loan Bank (FHLB) system. As a member of the system, the Bank maintains a required investment in the capital stock of the FHLB of Indianapolis.
Deposits are insured by the Federal Deposit Insurance Corporation. The Bank provides full-service commercial and consumer banking through seven offices to Michigan communities in southern Oakland County.
The Corporation has loan concentrations in commercial real estate, particularly commercial office and retail buildings.
Use of Estimates - In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of investment securities and repossessed property.
Cash and Cash Equivalents - For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold which mature within 90 days.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 1 — Nature of Business and Significant Accounting Policies (Continued)
Investment Securities - All securities have been purchased by the Corporation with the intent to hold the securities for an indefinite period of time, but not necessarily until maturity and, accordingly, have been classified as available for sale. Any decision to sell a security available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation’s assets and liabilities, liquidity demands, regulatory capital requirements, and other similar factors. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a component of other comprehensive income in stockholders’ equity. Other securities such as Federal Home Loan Bank stock are carried at cost.
Loans Held for Sale - Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.
Loans - Loans are generally reported at the principal amount outstanding. Nonrefundable loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued is reversed against interest income. Interest accruals are generally resumed when all delinquent principal and/or interest has been brought current or the loan becomes both well-secured and in the process of collection.
Allowance for Loan Losses - The allowance for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the allowance is based on evaluations that take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific impaired loans and commitments, and current economic conditions that may affect the borrower’s ability to pay.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 1 — Nature of Business and Significant Accounting Policies (Continued)
The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.
Banking Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization, computed on the straight-line method, are charged to operations over the estimated useful lives of the related assets.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 1 — Nature of Business and Significant Accounting Policies (Continued)
Other Real Estate Owned - Other real estate owned includes properties acquired through foreclosure or deed in lieu of foreclosure. Other real estate owned is recorded in other assets at the lower of the amount of the loan balance plus unpaid accrued interest or the current estimated fair value less selling costs. Any write-down of the loan balance to estimated fair value when the property is acquired is charged to the allowance for possible loan losses. Subsequent market write-downs, operating expenses, and gains or losses on disposition of other real estate are charged or credited to other operating expense.
Earnings per Common Share - Earnings per share are computed based on the weighted average number of shares outstanding. The weighted average number of shares outstanding totaled 1,723,200 and 1,713,346 during 2006 and 2005, respectively.
Comprehensive Income - Accumulated other comprehensive income at December 31, 2006 and 2005 is comprised solely of unrealized gains and losses on available-for-sale securities. There is no tax effect on these items in either 2006 or 2005 due to the Corporation’s Subchapter S Corporation tax status.
Off-balance-sheet Instruments - In the ordinary course of business, the Corporation has entered into commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.
Income Taxes - The Corporation has elected to be treated as a Subchapter S Corporation for tax purposes. As a result, the Corporation is not required to make a provision for income taxes due currently other than for the built-in gain tax due, if any. All taxable income of the Corporation is attributed to its stockholders.
Reclassification - Certain amounts appearing in the prior year’s consolidated financial statements have been reclassified to conform to the current year’s consolidated financial statements.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 2 — Investment Securities
The amortized cost and estimated market value of available-for-sale securities, with gross unrealized gains and losses, as of December 31, 2006 and 2005 are as follows:

	2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Market Value
U.S. government and federal agency	$12,530	$—	$(39)	$12,491
Mortgage-backed	107	—	(2)	105
State and municipal	8,399	31	(92)	8,338

Total	$21,036	$31	$(133)	$20,934

	2005
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Market Value
U.S. government and federal agency	$16,085	$—	$(117)	$15,968
Mortgage-backed	248	—	(1)	247
State and municipal	8,971	99	(68)	9,002

Total	$25,304	$99	$(186)	$25,217

At December 31, 2006 and 2005, securities with a carrying value of $7,380 and $1,952, respectively, were pledged to collateralize public fund deposits and for other purposes required by law.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 2 — Investment Securities (Continued)
The amortized cost and estimated market value of debt securities available for sale by contractual maturity at December 31, 2006 are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated
	Cost	Market Value
Due in one year or less	$12,204	$12,169
Due in one through five years	5,118	5,097
Due after five years through ten years	3,607	3,563

Total	20,929	20,829

Mortgage-backed securities	107	105

Total	$21,036	$20,934

Proceeds from maturities and calls of securities were $20,639 and $11,738 in 2006 and 2005, respectively. There were no sales of securities in 2006 or 2005.
Information pertaining to securities with gross unrealized losses at December 31, 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	2006
	Less than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Estimated	Unrealized	Estimated
	Losses	Market Value	Losses	Market Value
U.S. government and federal agency	$2	$4,889	$37	$5,459
Mortgage-backed	1	20	1	86
State and municipal	51	4,298	41	1,442

Total	$54	$9,207	$79	$6,987

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 2 — Investment Securities (Continued)

	2005
	Less than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized		Unrealized
	Losses	Fair Value	Losses	Fair Value
U.S. government and federal agency	$(55)	$11,719	$(63)	$4,467
State and municipal	(38)	3,029	(30)	772

Total	$(93)	$14,748	$(93)	$5,239

Unrealized losses on securities have not been recognized in net income because the issuers’ bonds are of high credit quality, the Corporation has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is due primarily to increased market interest rates. The estimated market value is expected to recover as the bonds approach the maturity date.
Note 3 — Loans
A summary of the balances of loans follows:

	2006	2005
Commercial	$19,571	$15,861
Commercial real estate	143,005	150,040
Residential mortgage	10,712	11,107
Consumer	6,265	7,879

Total loans	179,553	184,887

Less allowances for loan losses	1,704	1,800

Net loans	$177,849	$183,087

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 3 — Loans (Continued)
An analysis of the allowance for loan losses follows:

	2006	2005
Balance - Beginning of year	$1,800	$1,844

Provision for loan losses	400	120
Loans charged off	(518)	(235)
Recoveries of loans previously charged off	22	71

Balance - End of year	$1,704	$1,800

The following is a summary of information pertaining to impaired loans at December 31, 2006 and 2005:

	2006	2005
Impaired loans without a valuation allowance	$—	$311
Impaired loans with a valuation allowance	—	1,277

Total impaired	$—	$1,588

Valuation allowance related to impaired loans	$—	$130
Total nonaccrual loans	—	1,588
Total loans past due 90 days or more and still accruing	380	499
The following is a summary of information pertaining to impaired loans during the years ended December 31, 2006 and 2005:

	2006	2005
Average investment in impaired loans	$383	$1,184
Interest income recognized on impaired loans	—	38
Interest income recognized on a cash basis on impaired loans	—	38
No additional funds were committed to be advanced in connection with impaired loans at December 31, 2006 or 2005.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 3 — Loans (Continued)
Certain directors and executive officers of the Corporation, including their associates, were loan customers of the Bank during 2006 and 2005. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. The outstanding loan balance for these individuals at December 31, 2006 and 2005 amounted to $4,619 and $2,567, respectively. The total unused commitments for these loans were $2,522 and $4,123 at December 31, 2006 and 2005, respectively.
Note 4 — Bank Premises and Equipment
A summary of the cost and accumulated depreciation of premises and equipment follows:

	2006	2005
Land	$528	$528
Land improvements	252	196
Buildings and building improvements	5,939	5,041
Furniture, fixtures, and equipment	5,585	5,165

Total	12,304	10,930

Accumulated depreciation	(7,592)	(7,169)

Net	$4,712	$3,761

Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2006 pertaining to banking premises, future minimum rent commitments under various operating leases are as follows:

Years Ending
December 31	Amount
2007	$201
2008	159
2009	140
2010	61

Total	$561

The leases contain options to extend for periods from 3 to 15 years. Total rent expense for the years ended December 31, 2006 and 2005 amounted to $208 and $218, respectively.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 5 — Deposits
The following is a summary of the interest-bearing deposit portfolio at December 31:

	2006	2005
NOW accounts	$29,383	$33,443
Savings and money market accounts	78,628	99,691
Time:
Under $100,000	11,871	9,555
$100,000 and over	21,659	16,224

Total interest-bearing	$141,541	$158,913

At December 31, 2006, the scheduled maturities of time deposits are as follows:

Years Ending
December 31	Amount
2007	$28,415
2008-2010	3,361
2011 and thereafter	1,754

Total	$33,530

Note 6 — Borrowings
The Corporation has the authority and approval from the Federal Home Loan Bank to utilize up to $20,000 in collateralized borrowings. Advances at December 31, 2006 mature through 2012. Pursuant to collateral agreements with the FHLB, advances are collateralized by the unpaid principal balance of permanent 1-4 family and multifamily residential mortgage loans aggregating to $12,121 at December 31, 2006. Interest is due monthly at a fixed weighted average rate of 5.18 percent. Interest expense for advances totaled $145 and $242 in 2006 and 2005, respectively.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 6 — Borrowings (Continued)
Future maturities of the advances are as follows at December 31, 2006:

Years Ending
December 31	Amount
2007	$397
2008	851
2009	164
2010	139
2011	48
Thereafter	168

Total	$1,767

Note 7 — Employee Benefit Plans
The Corporation has a defined contribution plan that includes a discretionary profit-sharing provision. Defined contribution plan expense of $270 and $302 was recognized in 2006 and 2005, respectively.
Note 8 — Fair Value of Financial Instruments
The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 8 — Fair Value of Financial Instruments (Continued)
The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:
Cash and Cash Equivalents - The carrying amounts of cash and cash equivalents approximate fair values.
Investment Securities - Fair values for securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the issuer.
Loans Held for Sale - Fair values of loans held for sale are based on commitments on hand from investors or prevailing market prices.
Loans Receivable - For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.
Deposit Liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Borrowings - The fair values of borrowings are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.
Accrued Interest - The carrying amounts of accrued interest approximate fair value.
Other Financial Instruments - The fair values of other financial instruments, including loan commitments and unfunded letters of credit, based on discounted cash flow analyses, are not material.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 8 — Fair Value of Financial Instruments (Continued)
The estimated fair values and related carrying or notional amounts of the Corporation’s financial instruments are as follows:

	2006		2005
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial assets:
Cash and equivalents	$14,091	$14,091	$32,148	$32,148
Securities available for sale	20,934	20,934	25,217	25,217
Federal Home Loan Bank stock	639	639	868	868
Loans held for sale	—	—	582	591
Loans — Net	177,849	177,203	183,087	181,216
Accrued interest receivable	1,244	1,244	1,163	1,163
Financial liabilities:
Deposits	187,547	187,568	214,121	213,974
Borrowings	1,767	1,762	3,377	3,361
Accrued interest payable	337	337	230	230
Note 9 — Off-balance-sheet Activities
Credit-related Financial Instruments - The Corporation is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.
The Corporation’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. These policies include credit approvals, credit limits, and monitoring procedures.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 9 — Off-balance-sheet Activities (Continued)
At December 31, 2006 and 2005, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2006	2005
Commitments to extend credit	$26,180	$38,439
Standby letters of credit	1,724	1,755
Approved but unissued loans	2,010	3,320
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Corporation, is based on management’s credit evaluation of the customer.
Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit facilities to customers in that the credit criteria and collateral requirements are the same.
To reduce credit risk related to the use of credit-related financial instruments, the Corporation might deem it necessary to obtain collateral. The amount and nature of the collateral obtained are based on the Corporation’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and real estate.
Legal Contingencies - Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 10 — Minimum Regulatory Capital Requirements
The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006 and 2005, that the Corporation and the Bank met all capital adequacy requirements to which they are subject.

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 10 — Minimum Regulatory Capital Requirements (Continued)
As of December 31, 2006, the most recent notification from the Bank’s primary regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risked-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of December 31, 2006 and 2005 are also presented in the table.

			Minimum Standards for		Minimum Standards for
	Actual		Adequately Capitalized		Well-capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2006
Total capital to risk weighted assets:
Consolidated	$30,479	15.8%	$15,440	8.0%	$19,300	10.0%
Bank only	27,393	14.4%	15,271	8.0%	19,089	10.0%
Tier 1 capital to risk weighted assets:
Consolidated	28,775	14.9%	7,720	4.0%	11,580	6.0%
Bank only	25,689	13.5%	7,635	4.0%	11,453	6.0%
Tier 1 capital to average assets:
Consolidated	28,775	11.8%	9,800	4.0%	12,250	5.0%
Bank only	25,689	10.5%	9,777	4.0%	12,221	5.0%

As of December 31, 2005
Total capital to risk weighted assets:
Consolidated	30,657	15.0%	16,384	8.0%	20,480	10.0%
Bank only	26,656	13.1%	16,250	8.0%	20,312	10.0%
Tier 1 capital to risk weighted assets:
Consolidated	28,857	14.1%	8,192	4.0%	12,288	6.0%
Bank only	24,856	12.2%	8,125	4.0%	12,187	6.0%
Tier 1 capital to average assets:
Consolidated	28,857	11.3%	10,258	4.0%	12,822	5.0%
Bank only	24,856	9.7%	10,224	4.0%	12,780	5.0%

Fidelity Financial Corporation of Michigan and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(in thousands)
Note 11 — Restrictions on Dividends, Loans, and Advances
Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. At December 31, 2006, the Bank’s retained earnings available for the payment of dividends totaled $12,123.
Loans or advances made by the Bank to the Corporation are generally limited to 10 percent of the Bank’s capital stock and surplus. Accordingly, at December 31, 2006, Bank funds available for loans or advances to the Corporation amounted to $2,739.
Note 12 — Subsequent Event
On September 14, 2006, the Company announced the signing of a definitive agreement for its merger with Dearborn Bancorp. Under the agreement, the Company has agreed to sell its stock for cash. On January 4, 2007, the transaction was completed.